EXHIBIT 10.9.5

GUARANTOR SECURITY AGREEMENT

This GUARANTOR SECURITY AGREEMENT (this “Agreement”) is dated as of March 5, 2002 and entered into by and between SILVER LEGACY CAPITAL CORP., a Nevada corporation (“Grantor”), and BANK OF AMERICA, N.A. (“Administrative Agent”) as agent for and representative of (in such capacity herein called “Secured Party”) the financial institutions (“Lenders”) party to the Credit Agreement (as hereinafter defined) (“Secured Party”).

PRELIMINARY STATEMENTS

A.            Grantor has guaranteed the obligations of Circus and Eldorado Joint Venture, a Nevada general partnership (“Borrower”), pursuant to that certain Second Amended and Restated Credit Agreement dated as of even date herewith between Borrower, the lenders named therein, Administrative Agent and the co-agents and managing agents therein named (the “Credit Agreement”).  Capitalized terms used but not defined herein shall have the definitions set forth in the Credit Agreement.

B.            It is a condition precedent to the effectiveness of the Credit Agreement and the extensions of credit by Lenders to Borrower thereunder that Grantor shall have executed this Agreement to so amend and restate such Existing Agreement, and that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

C.            Grantor expects to realize direct and indirect benefits from the execution of this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

SECTION 1.  Grant of Security.  Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Collateral”):

(a)           all present and future chattels, furniture, furnishings, goods, equipment, fixtures and all other tangible personal property, of whatever kind and nature, including, without limitation, any machinery, materials, goods and equipment  (including, without limitation, air conditioning, heating, electrical, lighting, fire fighting and fire prevention, food and beverage service, laundry, plumbing, refrigeration, security, sound, signaling, telephone, television, window washing and other equipment and fixtures, of whatever kind or nature, including generators, transformers, switching gear, boilers, burners, furnaces, piping, sprinklers, sinks, tubs, valves, compressors, motors, carts, dumb waiters, elevators and other lifts, floor coverings, hardware, keys, locks, organs, pianos, planters, railings, scales, shelving, signs, tools, machinery, molds, dies, drills, presses, planers, saws, furniture, business fixtures, trade fixtures, electric, gas and other motor vehicles, uniforms, vacuum cleaners, hotel furniture, furnishings and equipment, bathroom furniture and furnishings (including towels, bathmats, hamperettes, shower curtains and other bath linens), beds and bedding (including mattresses, springs, pillows, bed pads, sheets, blankets, comforters, spreads and other bed linens and furnishings), bric-a-brac, chairs, chests, vanities, secretaries, bureaus, chiffonniers, love seats, benches, costumers, smoking stands, sand jars, desks, dressers, hangings, paintings, pictures, frames, sculptures, lamps, light bulbs, mirrors, night stands, ornaments, radios, stereo equipment, sofas, statuary, tables, telephones, televisions, vases, window coverings, foodstuffs, beverages (including beer, wine, liquor and other alcoholic beverages), and other consumables (including soap, shampoo, cleaning supplies and paper goods), cutlery, cooking, baking and other kitchen utensils and apparatus (including crockery, fryers, grills, kettles, mixers, pots, pans, pails, racks, steamers and toasters), china and other dishes, flatware, glassware, hollowware, serving pieces, trays, table linens, washers, dryers, irons, ironing boards and other ironing equipment, cables, outlets, plugs, wiring and related apparatus and fixtures, card readers, cash registers, adding machines, calculators, computers, keyboards, monitors, printers, printing equipment, envelopes, stationary, posting machines, blank forms, typewriters, typewriter stands, other office and accounting equipment and supplies, time stamps, time recorders, bookkeeping machines, checking machines, payroll machines, computer reservations systems, equipment used in the operation of casinos (including but not limited to, gaming devices and associated equipment (as defined in Nevada Revised Statutes Chapter 463), including but not limited to, slot machines, cards, poker chips and gaming tables) and all other goods, equipment, furnishings, apparatus and fixtures and all other tangible personal property used or to be used at or in connection with, or placed or to be placed in, rooms, halls, lounges, offices, lobbies, lavatories, basements, cellars, vaults or other portions of any other building or buildings hereafter constructed or erected thereon, whether herein enumerated or not, and whether or not contained in any such building, and which are used or to be used or useful in the operation and maintenance thereof, or in any bar, casino, hotel, restaurant, store, health spa, salon or other business conducted thereon, together with all replacements and substitutions for any and all personal property in which Grantor has an interest, and all parts thereof and all accessions thereto (any and all such equipment, replacements, substitutions, parts and accessions being the “Equipment”);

(b)           all present and future inventory and merchandise in all of its forms including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor’s business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, (iv) all goods that are returned to or repossessed by Grantor, and (v) all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all accessions thereto and products thereof (all such inventory, accessions and products being the “Inventory”) and all negotiable documents of title:  (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any person covering any of the foregoing (any such negotiable document of title being a “Negotiable Document of Title”);

(c)           all present and future accounts, accounts receivable, rentals, revenues, receipts, payments, and income of any nature whatsoever, including, without limitation, those derived from or received with respect to hotel rooms, banquet facilities, convention facilities, retail premises, bars, restaurants, casinos and any other facilities leased by Grantor (the “Facilities”), agreements, contracts, leases, contract rights, payment intangibles, rights to payment, instruments, documents, chattel paper (whether tangible or electronic), security agreements, guaranties, undertakings, surety bonds, insurance policies, condemnation deposits and awards, notes and drafts, securities, certificates of deposit and the right to receive all payments thereon or in respect thereof (whether principal, interest, fees or otherwise), contract rights (other than rights under contracts or governmental permits that may not be transferred by law), including, without limitation, rights to all deposits from tenants and other users of the Facilities, rights under all contracts relating to the construction, renovation or restoration of any of the improvements now or hereafter located on or in the Facilities or the financing thereof and all rights under payment or performance bonds, warranties, and guaranties, and all rights to payment from any credit/charge card organization or entity such as or similar to, and including, without limitation, the organizations or entities that sponsor and administer, respectively, the American Express Card, the Carte Blanche Card, the Diners Club Card, the Discover Card, the MasterCard and the

Visa Card, books of account, and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, on or in connection with the Facilities and all forms of obligations owing to and rights of Grantor or in which Grantor may have any interest, however created or arising (any and all such accounts, contract rights, payment intangibles, chattel paper, documents, instruments, general intangibles and other obligations being the “Accounts”, and any and all such security agreements, leases and other contracts being the “Related Contracts”);

(d)           all present and future right, title and interest of Grantor in and to all leases, subleases, licenses, concessions, franchises and other use or occupancy agreements (collectively, “Leases”) (except, however, agreements made by Grantor in the ordinary course of business for short-term use by members of the public of guest rooms and public rooms, including banquet and meeting facilities, located in the Improvements), and any amendments, modifications, extensions or renewals thereof, whether or not specifically herein described, and all amendments to the same, including, but not limited to, the following:  (i) all payments due and to become due under such Leases, whether as rent, damages, insurance payments, condemnation awards, or otherwise; (ii) all claims, rights, powers, privileges and remedies under such Leases; and (iii) all rights of the Grantor under such Leases to exercise any election or option, or to give or receive any notice, consent, waiver or approval, or to accept any surrender of the premises or any part thereof, together with full power and authority in the name of the Grantor, or otherwise, to demand and receive, enforce, collect, and receipt for any or all of the foregoing, to endorse or execute any checks or any instruments or orders, to file any claims, and to take any other action that Secured Party may deem necessary or advisable in connection therewith;

(e)           all present and future deposit accounts of Grantor, any demand, time, savings, passbook or like account maintained by Grantor with any bank, savings and loan association, credit union or like organization. and all money, cash and cash equivalents of Grantor, whether or not deposited in any such deposit account;

(f)            all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Grantor (the “Pledged Shares”), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Grantor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights;

(g)           all indebtedness from time to time owed to Grantor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, an Affiliate or a direct or indirect Subsidiary of Grantor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness (the “Pledged Debt”);

(h)           all present and future general intangibles (including but not limited to all governmental permits relating to construction or other activities on the premises), all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, chooses in action, rights to payment or performance, gambling debts or gaining debts owed to Grantor by Grantor’s patrons (whether or not evidenced by a note), judgments taken on any rights or claims included in the Collateral, trade secrets, computer programs, software, customer lists, business names, trademarks, trade names and service marks, patents, patent applications, licenses, copyrights, technology, processes, proprietary information and insurance proceeds;

(i)            all present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, ledger cards, computer programs, tapes, disks and other information storage devices, all related data processing software, and all electronically recorded data relating to Grantor or its business, all receptacles and containers for such records, and all files and correspondence;

(j)            all present and future licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including options, option rights and contract rights), other than those (including non-transferrable gaming permits) that may not be transferred by law, now or hereafter obtained by Grantor from any governmental authority;

(k)           all present and future goods, including, without limitation, all consumer goods, inventory, equipment, and other supplies, of whatever kind or nature, and any and all other goods, wherever located, used or to be used in connection with or in the conduct of Grantor’s business;

(l)            all present and future investment property, stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments, brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments and liquidation payments received or receivable with respect thereto;

(m)          all present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and improvements to or of or with respect to any of the foregoing;

(n)           all other fixtures and storage and office facilities, and all accessions thereto and products thereof and all water stock;

(o)           all other tangible and intangible personal property of Grantor;

(p)           all rights, remedies, powers and privileges of Grantor with respect to any of the foregoing; and

(q)           any and all proceeds, products, rents, income and profits of any of the foregoing, including, without limitation, all money, accounts, payment intangibles, general intangibles, deposit accounts, documents, instruments, chattel paper, investment property, letter of credit rights, goods, insurance proceeds (whether or not the Secured Party is the loss payee), and any other tangible or intangible property received upon the sale or disposition of any of the foregoing (it being agreed, for purposes hereof, that the term “proceeds” includes whatever is receivable or received when any of the Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary).

Notwithstanding anything to the contrary contained herein, Secured Party acknowledges that it has no security interest in (i) any Equipment pledged to secure Indebtedness permitted to be incurred under Section 7.1(iii) of the Credit Agreement, (ii) any cash of Grantor described in clauses (e), (h) and (l) above, to the extent such a security interest is prohibited by any Gaming Laws or (iii) in any deposit account described in clause (f) above to the extent such a security interest is prohibited by applicable law.

SECTION 2.  Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy

Code, 11 U.S.C. § 362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Guaranty, of even date herewith, made by Grantor in favor of Secured Party, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the “Underlying Debt”), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the “Secured Obligations”).

SECTION 3.  Grantor Remains Liable.  Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement or otherwise, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4.  Representations and Warranties.  Grantor represents and warrants as follows:

(a)           Ownership of Collateral.  Except for the security interest created by this Agreement and any Liens disclosed to Secured Party in writing concurrently herewith, Grantor owns the Collateral free and clear of any Lien.  Except such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

(b)           Location of Equipment and Inventory.  All of the Equipment and Inventory is, as of the date hereof, located at the places specified in Schedule I annexed hereto.

(c)           Office Locations:  Other Names.  The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at 430 North Virginia Street, Reno, Nevada.  Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) except Silver Legacy Capital Corp.

(d)           Governmental Authorizations.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except (i) authorization from any Gaming Boards for the exercise by Secured Party of certain of its rights and remedies hereunder; (ii) the filing of Uniform Commercial Code financing statements with the office of the Secretary of State of the State of Nevada and (iii) as has been previously taken by or at the direction of Grantor).

(e)           Perfection.  This Agreement, together with the filing of a UCC-1 financing statement describing the Collateral with the Secretary of State of Nevada which has been made, create a valid, perfected, enforceable and first priority security interest in the Collateral, to the fullest extent that such security interest may be perfected by the filing of such financing statement under the Uniform Commercial Code in effect in the State of Nevada, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken provided that it is acknowledged that continuation statements must be filed in a timely manner in order to continue the perfection of such security interest and additional filings may have to be made in the event Grantor changes its name, principal place of business, chief executive officer or form of organization.

(f)            Other Information.  All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects.

SECTION 5.  Further Assurances.

(a)           Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Grantor will: (i) at the request of Secured Party mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (v) at Secured Party’s request, appear in and defend any action or proceeding that may affect Grantor’s title to or Secured Party’s security interest in all or any significant part of the Collateral.

(b)           Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor.  Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

(c)           Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

(d)           Grantor agrees, after the occurrence and during the continuation of an Event of Default, in the event that Secured Party shall apply for or appoint an agent to apply for a gaming or liquor license with any Gaming Board or any Governmental Authority or seek to obtain consent from any Gaming Board to foreclose on the Collateral (including all gaming permits) and operate the Premises or otherwise seek to enforce its rights hereunder, Grantor shall provide such cooperation as is necessary in order for Secured Party to obtain the full benefits of this Agreement.  Without limiting the generality of the foregoing, if any Gaming Board or any Governmental Authority shall require any amendments to the Collateral Documents or require Grantor to execute such other documents as a condition to or as a part of such approval process, Grantor shall consent to such amendments and/or execute such documents promptly.

SECTION 6.  Certain Covenants of Grantor.  Grantor shall:

(a)           not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b)           notify Secured Party of any change in Grantor’s name, identity or general partnership structure within 15 days of such change;

(c)           give Secured Party 30 days’ prior written notice of any change in Grantor’s chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

(d)           if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

(e)           pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and for which adequate reserves have been established; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.

SECTION 7.  Special Covenants With Respect to Equipment and Inventory.  Grantor shall:

(a)           keep the Equipment and Inventory at the places therefor specified on Schedule I annexed hereto or, upon 30 days’ prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

(b)           cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall forthwith, or, in the case of any loss or damage to any of the Equipment when subsection (c) of Section 8 is not applicable, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.  Grantor shall promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment (the requirements under this subsection 7(b) being supplemental to and not exclusive of the requirements under Section 6.4 of the Credit Agreement relating to maintenance of property);

(c)           notify Secured Party of the establishment after the date hereof of any deposit accounts in which Secured Party may take a security interest pursuant to applicable law and take such steps as may be requested by Secured Party to perfect Secured Party’s lien therein;

(d)           perform all acts that are necessary or desirable to cause all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights, and agreements in which a security interest has been conveyed to Secured Party pursuant to subsection 1(h) to remain in full force and effect;

(e)           keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor’s cost therefor and (where applicable) the current list prices for the Inventory substantially consistent with the practice of other gaming institutions in connection with their gaming operations in the State of Nevada;

(f)            upon the occurrence of an Event of Default, if any Inventory is in possession or control of any of Grantor’s agents or processors, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

(g)           promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party.

SECTION 8.  Insurance.

(a)           Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement, this Section 8 and the Deed of Trust.  Such insurance shall include, without limitation, property damage insurance and liability insurance.  Each policy for property damage insurance shall provide for all losses to be paid directly to Secured Party as provided in clause (c)(ii) below.  Each policy shall in addition name Grantor and Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon Secured Party) as their interests may appear and have attached thereto a loss payable clause acceptable to Secured Party that shall (i) contain an agreement by the insurer that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Grantor, (ii) provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto, and (iii) provide that at least 30 days’ prior written notice of cancellation, material amendment, reduction in scope or limits of coverage or of lapse shall be given to Secured Party by the insurer.  Grantor shall, if so requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance.  Further, Grantor shall, at the request of Secured Party, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of subsection 5(a) and cause the respective insurers to acknowledge notice of such assignment.

(b)           Reimbursement under any liability insurance maintained by Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance.  In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 8 is not applicable, Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Grantor pursuant to this Section 8 shall be paid to Grantor as reimbursement for the costs of such repairs or replacements.

(c)           Upon (i) the occurrence and during the continuation of any Event of Default or (ii) the actual or constructive loss (in excess of $1,000,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Secured Party as specified in Section 19.

SECTION 9.  Special Covenants With Respect to Accounts and Related Contracts.

(a)           Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon 30 days’ prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken.  Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and Grantor agrees to render to Secured Party, at Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  Promptly upon the request of Secured Party, Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

(b)           Grantor shall, for not less than 5 years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

(c)           Except as otherwise provided in this subsection (c), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts (but, other than with respect to security deposits, in no event more than one month in advance) and Related Contracts.  In connection with such collections, Grantor may take (and, at Secured Party’s direction, shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done.  After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 19, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon (other than settlements in the ordinary course of business and substantially consistent with the practice at other gaming institutions in connection with their gaming operations in the State of Nevada with payors of such Accounts reached to facilitate collection from such payors of such Accounts).

SECTION 10.  Special Provisions With Respect to the Assigned Agreements.

(a)           Grantor shall at its expense:

(i)            perform and observe all terms and provisions of the Assigned Agreements, as permitted to be amended or otherwise modified pursuant to clause (b)(ii) below, to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by Secured Party except to the extent failure to take such action, either individually or in aggregate, would not result in a Material Adverse Effect; and

(ii)           furnish to Secured Party, promptly upon receipt thereof, copies of all notices of default received by Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon request of Secured Party make to the appropriate counterparty to an Assigned Agreement such demands and requests for information and reports or for action as Grantor is entitled to make under the Assigned Agreements.

(b)           Grantor shall not:

(i)            cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof in any case with respect to the General Contractor’s Contract and, with respect to the other Assigned Agreements, if such cancellation or termination, together with all other such cancellations or terminations, could reasonably be expected to result in a Material Adverse Effect;

(ii)           amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder if the effect of such amendment or modification, together with all other amendments, modifications, consents, waivers or approvals made or consents, waivers or approvals given, is to increase materially the obligations of Partnership thereunder or to confer any additional rights on the counterparties to such Assigned Agreements which could reasonably be expected to be materially adverse to Partnership or Lenders;

(iii)          waive any default under or breach of the Assigned Agreements if such waiver, together with all other such waivers could reasonably be expected to result in a Material Adverse Effect;

(iv)          consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

(v)           take any other action in connection with the Assigned Agreements that would impair the value of the interest or rights of Grantor thereunder or that would impair the interest or rights of Secured Party in any case with respect to the General Contractor’s Contract and, with respect to the other Assigned Agreements if such impairment could reasonably be expected, to result in a Material Adverse Effect.

SECTION 11.  Voting Rights; Dividends; Etc.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)            Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or Pledged Debt or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that Grantor shall not exercise or refrain from exercising any such right if Secured Party shall have notified Grantor that, in Secured Party’s judgment, such action would have a material adverse effect on the value of the Pledged Shares or Pledged Debt or any part thereof; and provided, further, that Grantor shall give

Secured Party at least five Business Days’ prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.  It is understood, however, that neither (A) the voting by Grantor of any Pledged Shares for or Grantor’s consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) Grantor’s consent to or approval of any action otherwise permitted under this Agreement shall be deemed inconsistent with the terms of this Agreement within the meaning of this subsection 11(a)(i), and no notice of any such voting or consent need be given to Secured Party.

(ii)           Grantor shall be entitled to receive and retain and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Shares or Pledged Debt; provided, however, that any and all

(A)          dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Shares or Pledged Debt,

(B)           dividends and other distributions paid or payable in cash in respect of any Pledged Shares or Pledged Debt in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(C)           cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Shares or Pledged Debt,

shall be, and shall forthwith be delivered to Secured Party to hold as, Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Grantor and be forthwith delivered to Secured Party as Pledged Shares or Pledged Debt, as the case may be, in the same form as so received (with all necessary endorsements).

(iii)          Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Grantor all such proxies, dividend payment orders and other instruments as Grantor may from time to time reasonably request for the purpose of enabling Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)           Upon the occurrence and during the continuation of an Event of Default:

        (i)            Upon written notice from Secured Party to Grantor, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 11(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights.

        (ii)           All rights of Grantor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to subsection 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments.

        (iii)          All dividends, principal and interest payments which are received by Grantor contrary to the provisions of paragraph (ii) of this subsection 11(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

(c)           In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to subsection 11(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under subsection 11(a)(ii) or subsection 11(b)(ii), (i) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

SECTION 12.  Deposit Accounts.  Upon the occurrence and during the continuation of an Event of Default, Secured Party and each Lender may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Secured Party or such Lender constituting part of the Collateral.

SECTION 13.  License of Patents, Trademarks, Copyrights, etc.  Grantor hereby assigns, transfers and conveys to Secured Party, effective upon the occurrence and during the continuance of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, customers lists, patents or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral.  This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

SECTION 14.  Transfers and Other Liens.  Grantor shall not:

(a)           sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

(b)           except for the security interest created by this Agreement or as permitted by the Credit Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

SECTION 15.  Secured Party Appointed Attorney-in-Fact.  Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party’s discretion, to do all acts and things and to execute any instrument which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to take any other action not prohibited by the Credit Agreement and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

(a)           to obtain and adjust insurance required to be maintained by Grantor or paid to Secured Party pursuant to Section 8;

(b)           to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)           to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

(d)           to file any claims or take any action or institute any proceedings (including, without limitation, any proceeding before any Gaming Board) that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

(e)           to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;

(f)            to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

(g)           generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantor’s expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

SECTION 16.  Secured Party May Perform.  If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 20.

SECTION 17.  Standard of Care.  The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

SECTION 18.  Remedies.  If any Event of Default shall have occurred and be continuing Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the “Code”) (whether or not the Code applies to the affected Collateral), and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, and (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable.  Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

Notwithstanding anything to the contrary contained herein, if, upon an Event of Default hereunder or under the Credit Agreement and foreclosure upon any gaming permits pledged and assigned herein, Secured Party is not qualified under the Gaming Laws to hold such gaming permits, then Secured Party shall designate an appropriately qualified third party to which an assignment of such gaming permits can be made in compliance with the Gaming Laws.

SECTION 19.  Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

FIRST:  To the payment of all reasonable costs and expenses of such sale, collection or other realization, including costs and expenses of Secured

Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 20;

SECOND:  To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) in such order as Secured Party shall elect; and

THIRD:  To the payment to or upon the order of Grantor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

SECTION 20.  Indemnity and Expenses.

(a)           Grantor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s or such Lender’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b)           Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

SECTION 21.  Continuing Security Interest: Transfer of Loans.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured

Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise.  Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor.  Upon any such termination Secured Party will, at Grantor’s expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

SECTION 22.  Secured Party as Agent.

(a)           Secured Party has been appointed to act as Secured Party hereunder by Lenders.  Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

(b)           Secured Party shall at all times be the same Person that is Agent under the Credit Agreement.  Written notice of resignation by Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement.  Upon the acceptance of any appointment as Agent under subsection 9.5 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring, or removed Secured

Party shall be discharged from its duties and obligations under this Agreement.  After any retiring or removed Agent’s resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

SECTION 23.  Amendments; Etc.  No amendment or waiver of any provision of this Agreement, or consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 24.  Notices.  Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex prior to 5:00 p.m. on a Business Day, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall only be effective upon receipt.  For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

SECTION 25.  Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to he a waiver of any default or acquiescence therein. nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 26.  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 27.  Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 28.  GOVERNING LAW; TERMS.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEVADA.  Capitalized terms defined in the Credit Agreement but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.  Capitalized terms defined in Articles 8 and 9 of the Uniform Commercial Code as enacted in the State of Nevada but not otherwise defined herein or in the Credit Agreement shall have the meanings set forth in Articles 8 and 9 of the Uniform Commercial Code as enacted in the State of Nevada.

SECTION 29.  Consent to Jurisdiction and Service of Process.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address provided in Section 24, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law.

SECTION 30.  Waiver of Jury Trial.  GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings.  Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 31.  Financing Statement Property Descriptions.  To perfect the security interests granted under this Agreement, Grantor expressly authorizes Secured Party to file financing statements naming Grantor as debtor with the Collateral Description “all assets of the debtor”, “all personal property of the debtor” or words to that effect.

SECTION 32.  Release.  Upon any sale, lease, transfer or other disposition of any item of Collateral provided such transaction is not prohibited under the terms of the Credit Agreement, Secured Party will, at Grantor’s expense, execute and deliver to Grantor such documents as Grantor may reasonably request to release such item of Collateral from the security interest granted hereby provided (i) at the time of such request an Event of Default shall not have occurred and be continuing, (ii) Grantor shall have provided Administrative Agent at least ten Business Days prior to the proposed release date a written request for release describing the item of Collateral and the material terms of sale together with a form of release and a certificate of an officer of Grantor certifying such transaction is in accordance with and is permitted under the Credit Agreement and (iii) the proceeds of any such transaction shall be applied in accordance with the provisions of the Loan Documents.

SECTION 33.  Intercreditor Agreement.  In the event of any conflict or inconsistency between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern.

SECTION 34.  Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SILVER LEGACY CAPITAL CORP.,
a Nevada corporation

By:	/s/ Gary Carano

Title:	President and CEO

Notice Address:	407 N. Virginia Street
Reno, NV 89501

	Attn:	Bruce Sexton

BANK OF AMERICA N.A.,
as Agent

By:	/s/ Janice Hammond

Title:	Vice President

Notice Address:	555 South Flower Street, 17th Floor
Los Angeles, California 90071
Attention: Janice Hammond

S-1

SCHEDULE I

TO SECURITY AGREEMENT

Locations of Equipment:

None

Locations of Inventory:

None

S-2